Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:

G. Darcy Klug, Chairman, CEO and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

Investor Relations:

Stephanie Prince, Managing Director

PCG Advisory

(646) 762-4518

sprince@pcgadvisory.com

CHARLES F. D’AGOSTINO JOINS REDHAWK BOARD

LAFAYETTE, LOUISIANA – December 10, 2019 - RedHawk Holdings Corp. (OTC: SNDD) (“RedHawk” or the “Company”) announced today that Charles F. D’Agostino has been appointed to its Board of Directors effective immediately.

Mr. D’Agostino is the retired founder and Executive Director of the LSU Innovation Park and the Louisiana Business & Technology Center (“LBTC”) at Louisiana State University and has been actively involved in entrepreneurship, economic development and technology transfer for the last 30 years. While overseeing the LBTC, Mr. D’Agostino directed the five LSU Business Incubators, LSU rural and disaster business counseling programs, and the Louisiana Technology Transfer Office.

Mr. D’Agostino currently serves as vice-chairman of the Board of Trustees of the Baton Rouge General Hospital. Previously, he served on the Board of Directors of the Association of University Research Parks (1999-2005 and 2011-17) and was President from 2015 to 2017. He also served on the board of the National Business Incubation Association from 1991 to 1998. Mr. D’Agostino was given the Lifetime Achievement Award by the National Business Incubation Association in 2011 and the AURP Career Achievement Award in 2018. His awards and accomplishments also include:

●	2018 Career Achievement Award – Association of University Research Parks;

●	International Economic Development Council’s Higher Education Committee (2010-2012);

●	2010 Fulbright Specialist in Economic Development;

●	Commissioner of the Greater Baton Rouge Port Commission (1996-2005); and

●	Small Business Administration – Advocate of the Year in Louisiana (1992).

Mr. D’Agostino received a Bachelor of Science for Arts & Science degree from Louisiana State University with a concentration in Chemistry. In 1972, Mr. D’Agostino also received a Masters of Business Administration degree from Louisiana State University.

“We are pleased to welcome Charlie as a new independent director to our board. He is joining RedHawk at an exciting time,” said G. Darcy Klug, RedHawk’s Chairman and Interim Chief Executive Officer. “We’ve worked with Charlie and his team at the LSU Innovation Center from the outset - starting with the engineering redesign of the SANDD™ line of products and continuing with the installation and initial testing of the Centri Controlled Entry System. Charlie is well respected in both technology and economic enterprise development and will be a tremendous asset to our business development as we continue to execute our business plan.”

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells the Sharps and Needle Destruction Device (SANDD™), WoundClot Surgical - Advanced Bleeding Control, and the Carotid Artery Digital Non-Contact Thermometer. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.